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                                                                EXHIBIT a(1)(f)



                                FIFTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               AIM GROWTH SERIES


         THIS FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM GROWTH SERIES (the "Amendment") is entered into as of the 11th day of February, 2000, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without Shareholder action to amend the Agreement in order to change the designations of the Portfolios and the Classes thereof; and

         WHEREAS, the Trustees on November 3, 1999, acting pursuant to Section
9.3 of the Agreement, approved the termination of the Advisor Classes of the Portfolios and the conversion of shares of such Advisor Classes into shares of Class A of the Portfolios;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                  "SCHEDULE A

         AIM Growth Series shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                              AIM Basic Value Fund
                            AIM Euroland Growth Fund
                             AIM Japan Growth Fund
                            AIM Mid Cap Equity Fund
                          AIM New Pacific Growth Fund
                           AIM Small Cap Growth Fund

Dated: February 11th, 2000"

         3. Except for the above change in Schedule A to the Agreement, the Agreement shall in all other respects remain in full force and effect.


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         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Fifth Amendment to Agreement and Declaration of Trust of AIM Growth Series as of the day and year first above written.



/s/ C. DEREK ANDERSON                              /s/ ROBERT H. GRAHAM
---------------------------                        ---------------------------
C. Derek Anderson, Trustee                         Robert H. Graham, Trustee



/s/ FRANK S. BAYLEY                                /s/ RUTH H. QUIGLEY
---------------------------                        ---------------------------
Frank S. Bayley, Trustee                           Ruth H. Quigley, Trustee



                        [THIS IS THE SIGNATURE PAGE FOR
           THE FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                             OF AIM GROWTH SERIES]


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